Report Name - 10F-3

Fund - Municipal High Income Fund Inc.

                                Period : 11/01/04 through 04/30/05


                                    ID : 333
                           Issuer Name : NYC Muni. Water Fin. Auth.
					 2005 Series C
                            Trade Date : 03/03/05
                        Selling Dealer : First Albany Capital
                Total Shares Purchased : 1,000,000
                        Purchase Price : 104.47
                    % Received by Fund : 0.172%
                        % of Issue (1) : 0.772%
        Other Participant Accounts (2) :       3,500,000.00
                      Issue Amount (2) :     582,915,000.00
          Total Received All Funds (2) :       4,500,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : NYC Muni. Water Fin. Autho.
					 2005 Series C
                            Trade Date : 03/03/05
                 Joint/Lead Manager(s) : UBS Financial Services
                                         First Albany Capital Inc.
                                         Goldman Sachs & Co.
					 Merrill Lynch & Co.
                         Co-Manager(s) : Bear Stearns & Co. Inc.
					 Citigroup Global Markets Inc.
                                         Siebert Branford Shank & Co.
                                         M.R. Beal & Co.
                                         CIBC World Markets
					 First American Municipals, Inc.
					 Banc of America Securities LLC
					 Raymond James & Associates
                                         RBC Dain Rauscher Inc.
                                         A.G. Edwards & Sons, Inc.
                                         Roosevelt & Cross, Inc.
                                         J.P. Morgan Securities Inc.
                                         Lehman Brothers
                                         Morgan Stanley
                                   	 Wachovia Bank, National Assoc.
                         Selling Group : N/A



                                    ID : 411
                           Issuer Name : Alaska Housing Finance
                            Trade Date : 04/21/05
                        Selling Dealer : George K. Baum
                Total Shares Purchased : 1,650,000
                        Purchase Price : 106.75
                    % Received by Fund : 1.086%
                        % of Issue (1) : 9.500%
        Other Participant Accounts (2) :      12,780,000.00
                      Issue Amount (2) :     151,890,000.00
          Total Received All Funds (2) :      14,430,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : Alaska Housing Finance
                            Trade Date : 04/21/05
                 Joint/Lead Manager(s) : George K. Baum
                                         Citigroup Global Markets Inc.
                         Co-Manager(s) : Bear Stearns & Co. Inc.
					 Merrill Lynch & Co.
                                         Lehman Brothers
                         Selling Group : N/A